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                                                                   EXHIBIT 10.1

                                  AMENDMENT TO
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                           1988 INCENTIVE STOCK PLAN

         THIS AMENDMENT TO 1988 INCENTIVE STOCK PLAN (the "Plan") is made as of the 22nd day of March, 1994.

                              BACKGROUND STATEMENT

         The Compensation Committee of the Board of Directors (the "Committee") of First Financial Management Corporation (the "Corporation") has determined that in order to comply with proposed federal income tax regulations with respect to the deductibility by the Corporation of restricted stock awards it was necessary to amend the Plan in order to allow a restricted stock award agreement to provide that dividends on restricted stock awards may be withheld, as determined by the Committee, until such time as the restrictions on the award shares lapse. At a duly called meeting of the Committee on March 22, 1994, the Committee adopted the amendment set forth below. The Corporation effected a three-for-two stock split on April 1, 1992. Under the express terms of the Plan the stock split resulted in an adjustment to the number of shares subject to the Plan and it is desirable to reflect such adjustment in the Plan. Therefore the Plan is amended in the following respects, such amendment to be effective as of March 22, 1994:

         1) Paragraph 2 of the Plan is amended by deleting the figure "3,000,000" from line 4 thereof and inserting in lieu thereof the figure "4,500,000."

         2) Paragraph 8(b) is amended by inserting "or any restricted stock award agreement" in the second sentence thereof immediately after the word "Plan."

         3) In order to correct a typographical error in the Plan, the word "acquired" in the seventh line of Paragraph 6(g) is deleted and replaced by the word "acquires."

         IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed by its duly authorized corporate officer.

                                        FIRST FINANCIAL
                                        MANAGEMENT CORPORATION


                                        By: /S/ Randolph L.M. Hutto
                                            -----------------------
                                            Randolph L.M. Hutto